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Exhibit 99.1

ESOP	ESOP

SCB COMPUTER TECHNOLOGY, INC.

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER     , 2003

THIS VOTING INSTRUCTION FORM FOR PARTICIPANTS IN THE SCB COMPUTER
TECHNOLOGY, INC. ESOP IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        A special meeting of shareholders of SCB Computer Technology, Inc. (the "Company") will be held at the Company's office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on December     , 2003, beginning at     a.m. (local time). The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated November     , 2003, accompanying this voting instruction form, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the shareholders at the special meeting.

        The undersigned is a participant in the Company's ESOP. In such capacity, the undersigned hereby instructs First Bankers Trust, as trustee of the ESOP, to vote all shares of the Company's common stock held by the ESOP and allocated to the undersigned's ESOP account as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein.

        The undersigned hereby revokes any instruction heretofore given and instructs the ESOP trustee to vote or act as indicated on the reverse side hereof.

        The ESOP trustee will vote the shares of common stock held by the ESOP and allocated to the undersigned's ESOP account in accordance with the instructions set forth herein, if they are received by MONTH, DATE, 2003. If no choice is specified on the voting instruction form or a participant's voting instructions are not received by the above date, the ESOP trustee, under the terms of the ESOP, will vote the shares of common stock allocated to the participant's or undersigned's ESOP account in accordance with the proper directions of the Company, provided such directions are not contrary to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE ESOP TRUSTEE TO VOTE FOR THE PROPOSALS.

1.
APPROVAL OF MERGER AGREEMENT. Proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2003, by and among CIBER, Inc., Daphne Acquisition Corporation and SCB Computer Technology, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.
ADJOURN THE MEETING. Proposal to adjourn the special meeting of the shareholders to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Agreement and Plan of Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN
With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned's shares as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.
Date:

Signature of ESOP participant
Please date this voting instruction form and sign exactly as your name appears on this voting instruction form.

November     , 2003

Dear ESOP Participant:

        You are cordially invited to attend a special meeting of shareholders of SCB Computer Technology, Inc. (the "Company"), which will be held at the Company's office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on December     , 2003, beginning at     a.m. (local time).

        The purpose of the meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2003, by and among CIBER, Inc., Daphne Acquisition Corporation and SCB Computer Technology, Inc. The proposed merger is more fully described in the accompanying combined Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated November     , 2003.

YOUR VOTING INSTRUCTION IS IMPORTANT!
You can provide voting instructions to the ESOP trustee in one of three ways:

  1.
  Call toll-free 1-800-435-6710 on a touch-tone telephone at any time and follow the instructions on the reverse side;

  2.
  Use the Internet at http://www.eproxy.com/scbi at any time and follow the instructions on the reverse side; or

  3.
  Complete, sign, date, and return your voting instruction form in the accompanying envelope.

        Thank you for your continued interest in, and ownership of, SCB Computer Technology, Inc.

Sincerely,
T. Scott Cobb President and Chief Executive Officer

Provide Your Voting Instructions By Telephone or Internet or Mail
24 Hours a Day, 7 Days a Week

Telephone and Internet voting instructions are available through [INSERT TIME], on [INSERT DATE].

Your telephone or Internet voting instructions authorize the ESOP trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction form.

Telephone:
1-800-435-6710

Use any touch-tone telephone to provide your voting instructions to the ESOP trustee. Have your voting instruction form in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Internet:
http://www.eproxy.com/scbi

Use the Internet to provide your voting instructions to the ESOP trustee. Have your voting instruction form in hand when you access the web site. You will be promoted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Mail:

Mark, sign and date your voting instruction form and return it in the enclosed postage-paid envelope.

If you provide your voting instructions by telephone or Internet, you do NOT need to return your voting instruction form.

THANK YOU FOR YOUR VOTING INSTRUCTIONS.

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  Exhibit 99.1